Exhibit (e)(1)

TIAA CREF

Financial Services

TIAA-CREF LIFE INSURANCE COMPANY

[New Business Administration Office: P.O. Box 1258, Charlotte, NC 28201-1258]

[Home Office: 730 Third Avenue, New York, NY 10017-3206]

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LIFE INSURANCE ENROLLMENT FORM – PART I

Please Print in Black or Blue Ink

Section A: Proposed Insured #1

1. Full Legal Name (Title, First, Middle, Last, Suffix)
2. Date of Birth | 3. Social Security No. | 4. Gender ☐ M ☐ F
5. Residential Address | Apt. No.
   City | State | Zip Code
6. How long have you lived at current address?
   Previous address if moved within the last two years:
7. Mailing Address | Apt. No. | ☐ Same as Residential
   City | State | Zip Code
8. United States Citizen? ☐ Yes ☐ No (IF "Yes," PROCEED TO QUESTION # 9)
   If "No," are you in possession of: Permanent Residency Card? ☐ Yes ☐ No United States Visa? ☐ Yes ☐ No
   Residency Card or Visa No. | Expiration Date | Years in U.S.
9. Birthplace State Country | 10. Driver License No. | State of Issue
11. Marital Status ☐ Single ☐ Married ☐ Separated ☐ Divorced ☐ Widowed ☐ Civil Union ☐ Domestic Partner
12. Employer's Name
13. Occupation/Duties | 14. Length of time (years)
15. Annual Income $ | 16. Net Worth $
17. Are you a current member of the Military? ☐ Yes ☐ No | If "Yes," are you receiving any supplemental or hazardous duty pay based on your duties? ☐ Yes ☐ No
   ☐ Active Duty ☐ Reserve

Section B: Proposed Insured #2 (Survivorship products only)

1. Full Legal Name (Title, First, Middle, Last, Suffix)
2. Date of Birth | 3. Social Security No. | 4. Gender ☐ M ☐ F
5. Residential Address | Apt. No.
   City | State | Zip Code
6. How long have you lived at current address?
   Previous address if moved within the last two years:
7. Mailing Address | Apt. No. | ☐ Same as Residential
   City | State | Zip Code

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Section B: Proposed Insured #2 (Continued)

8. United States Citizen? ☐ Yes ☐ No (IF "Yes," PROCEED TO QUESTION # 9)

If "No," are you in possession of: Permanent Residency Card? ☐ Yes ☐ No United States Visa? ☐ Yes ☐ No

Residency Card or Visa No. Expiration Date Years in U.S.

9. Birthplace State Country

10. Driver License No. State of Issue

11. Marital Status ☐ Single ☐ Married ☐ Separated ☐ Divorced ☐ Widowed ☐ Civil Union ☐ Domestic Partner

12. Employer's Name

13. Occupation/Duties

14. Length of time (years)

15. Annual Income $

16. Net Worth $

17. Are you a current member of the Military? ☐ Yes ☐ No

If "Yes," are you receiving any supplemental or hazardous duty pay based on your duties? ☐ Yes ☐ No

☐ Active Duty ☐ Reserve

Section C: Certificate Information

1. SELECT CERTIFICATE TYPE **Check one**
   ☐ M Intelligent UL ☐ M Intelligent VUL ☐ M Intelligent SUL ☐ M Intelligent SVUL

2. TOTAL FACE AMOUNT $____________ = Base Face Amount $____________ + Supplemental Face Amount $____________
   ☐ Level ☐ Increasing Total Face Amount by: ________ % annually for ______ years
   ☐ Customized Increasing Schedule (The Customized Schedule form must be completed.)

3. PREMIUM AMOUNT Planned Annual Premium $____________
   (if single payment, enter "0")

4. PAYMENT FREQUENCY ☐ Annually ☐ Semiannually ☐ Quarterly ☐ Monthly [1] ☐ Single Payment [2]

[Ensure that Information matches the illustration ☐ List Bill (If existing list bill, provider number)]

[1] Monthly payments can be made only by electronic funds transfer (EFT).
[2] Check only if Lump Sum or 1035 Exchange is selected in the Payment Method Section Below.

5. PAYMENT METHOD (Check all that apply - Payment accepted once enrollment form is approved.)
   ☐ Direct Bill ☐ Lump Sum $____________
   ☐ EFT (Not available for initial premium on Variable Universal Certificates) ☐ 1035 Exchange $____________
   (Funds from another insurance company)

6. Will any of the premiums required to pay for this certificate be obtained through a premium financing or loan agreement? ☐ Yes ☐ No
   If "Yes," please provide details.

Section D: Certificate Provisions, Options and Riders

1. Death Benefit Option (If unanswered, Option A will be applied.)
   ☐ Option A – Level (benefit equals face amount)
   ☐ Option B – Increasing (benefit equals face amount plus certificate cash value)
   ☐ Option C – Face Amount + Premium (benefit equals face amount plus premiums paid)

2. Definition of Life Insurance Test ☐ Guideline Premium Test ☐ Cash Value Accumulation Test
   (If unanswered, the Guideline Premium Test will be applied.) (This election cannot be changed after issue.)

3. Long-Term Accumulation Rider (LTA) (Available for VUL Single Life Only.) ☐ Yes ☐ No

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Section D: Certificate Provisions, Options and Riders (Continued)

4. Enhanced Cash Value Rider (ECV) (Available only for UL or VUL with LTA Rider.) (Not available for survivorship products.) ☐ Yes ☐ No

5. Waiver of Monthly Charges Rider (Not available for survivorship products.) ☐ Yes ☐ No

6. Overloan Protection Endorsement ☐ Yes ☐ No
(If unanswered, this endorsement will be added. Cannot elect "Yes," if the Cash Value Accumulation Test is elected.)

Survivorship Insurance Option Only

7. Estate Protection Rider ☐ Yes ☐ No
(If unanswered, this rider will not be applied.)

Section E: Owner Information

1. Owner ☐ Same as Insured #1 ☐ Same as Insured #2 ☐ Trust ☐ Business or Corporation ☐ Other Person

If Owner is Same as Insured #1 or Same as Insured #2, Proceed to Beneficiary Information Section.

2. Full Name of Primary Owner
3. Date of Birth/Date of Trust
4. Social Security No./Tax ID No.
5. Relationship to Proposed Insured(s)
6. Gender ☐ M ☐ F
7. Name(s) of Authorized Company Representative(s)/Trustee(s)
8. Additional Representative(s)/Trustee(s)
9. Address Apt. No.
City State Zip Code

NOTES: (1) The Trustee Declaration of Authority form must also be completed if the Owner is a Trust.
(2) The Corporate-Owned Life Insurance (COLI) form must also be completed if the Owner is a Business or Corporation.

If Owner is an individual please complete questions #10 through #19.

10. How long have you lived at current address?
Previous address if moved within the last two years:
11. Mailing Address Apt. No. ☐ Same as Residential
City State Zip Code
12. United States Citizen? ☐ Yes ☐ No ☐ N/A (IF "Yes," PROCEED TO QUESTION # 13)
If "No," are you in possession of: Permanent Residency Card? ☐ Yes ☐ No United States Visa? ☐ Yes ☐ No
Residency Card or Visa No. Expiration Date Years in U.S.
13. Birthplace State Country
14. Marital Status ☐ Single ☐ Married ☐ Separated ☐ Divorced ☐ Widowed ☐ Civil Union ☐ Domestic Partner
15. Primary Telephone No. – –
16. Alternate Telephone No. – –
17. E-Mail Address
18. Preferred Method of Contact ☐ E-Mail ☐ Primary Telephone No. ☐ Alternate Telephone No.
19. Employer's Name

Additional Owner(s) (If multiple Owners, attach a separate page, signed and dated, to the enrollment form.)

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Section F: Beneficiary Information

It is important that your beneficiary designation be clear so that there will be no question as to your intent as to what each beneficiary will receive. It is also important that you name a primary and contingent beneficiary. If more than one primary or contingent beneficiary is named without a percentage indicated, the proceeds will be divided equally. If percentages are indicated, total of percentages must equal 100%.

If a primary or contingent beneficiary predecease you, the amount he or she would have received will be paid in equal amounts to the surviving primary or contingent beneficiary(ies). By checking the Lineal Descendant Per Stirpes (LDPS) box next to a beneficiary, this provides that should the beneficiary predecease you, the share percentage allotted to the deceased beneficiary will pass in equal shares to the first generation of the deceased beneficiary's living lineal descendants, which may be his or her children or grandchildren.

Full Legal Name, Address and Telephone Number of Beneficiary Or Trust and Trustee(s) If Same as Owner, check here ☐	Relationship to Proposed Insured(s)	Percentage (Whole Numbers Only)[1]	Date of Birth or Date of Trust (mm/dd/yyyy)	SS# or Tax ID #	Primary(P) or Contingent (C) [2]	LDPS[3]
					☐ P ☐ C	☐ Yes ☐ No
					☐ P ☐ C	☐ Yes ☐ No
					☐ P ☐ C	☐ Yes ☐ No
		Total = 100%				

[1] Both Primary and Contingent (if applicable)
[2] If unanswered, beneficiary will be considered Primary.
[3] Lineal Descendants Per Stirpes - Indicate "Yes," or "No." If unanswered, it will be assumed the LDPS option does not apply to the associated beneficiary.

Note: Unless you state otherwise in the table above, the term "Descendants" includes individuals legally adopted or born after the signature date of this enrollment form and who are members of the class on the date of your death. Please consult your estate planning attorney prior to making any LDPS designation. TIAA-CREF Life Insurance Company does not, and cannot, provide you with legal advice.

Spousal or Domestic Partner Consent & Waiver - If the Owner/Proposed Insured and the Owner's/Proposed Insured's spouse or domestic partner currently reside or formerly resided in one of the community property states listed below, the Owner's/Proposed Insured's spouse or Domestic Partner should sign the consent & waiver.

[(Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, Wisconsin)]

I, the undersigned spouse or domestic partner, consent to the beneficiary designation of any person or entity to receive the death proceeds from the above identified certificate, and to the use of community property to pay premiums on this certificate. I understand and intend that this consent & waiver relinquishes any and all interest I may have in the ownership and proceeds of this certificate, and any property used to pay premiums. This consent & waiver is effective as of the date it is signed.

Note: This consent & waiver does not affect my right to receive proceeds or income from the proceeds if I am named as a beneficiary of this certificate or of a trust that owns this certificate.

PLEASE PRINT Name of Spouse or Domestic Partner	X Signature of Spouse or Domestic Partner	Date
PLEASE PRINT Name of Spouse or Domestic Partner	X Signature of Spouse or Domestic Partner	Date
PLEASE PRINT Name of Witness	X Signature of Witness	Date

(Signature must be witnessed by someone other than a designated or potential beneficiary.)

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Section G: Charitable Giving Benefit Provision

The designated beneficiary of this benefit may be any institution accredited as a charity with the IRS under Section 501(c)(3).

The Charitable Benefit Provision pays, upon the death of the insured, a supplemental death benefit, over and above the base certificate death benefit, equal to one percent (1%) of the base certificate's base face amount with a cap of $100,000. Supplemental Face Amount values are not included in the 1% benefit.

1. Name of Qualified Charity
2. 501(c)(3) Tax ID No.
3. Address

City State Zip Code

Section H: Third-Party Notification – Protection Against Unintended Lapse In Coverage

Although the election of this option only authorizes TIAA-CREF Life Insurance Company to send an additional notice to a designated third party advising that the certificate is in danger of lapse, it does not mean that the third party is responsible for preventing such a lapse. In addition, certain circumstances and provisions in the certificate may govern procedure, thereby preventing the certificate from any kind of lapse.

1. I elect to have an additional notice regarding any lapse in premium payment sent to a third party of my choosing. ☐ Yes ☐ No
   If "Yes," please provide Name and Residential Address below.
   (A separate form must be completed and signed by the designated Third Party in the states of [Hawaii, New Jersey and New York])
2. Full Legal Name
   (Title, First, Middle, Last, Suffix)
3. Street Address Apt. No.
   City State Zip Code
4. Telephone No. - -

Section I: Plan Purpose

1. The coverage will be used primarily for: **Check all that apply**

☐ Income Replacement	☐ Split Dollar	☐ Business Continuity	☐ Key Person
☐ Supplemental Retirement Income	☐ Deferred Compensation Plan	☐ Estate Plan	☐ Bonus Plan
☐ Premium Financing	☐ Charitable Gift	☐ Other ____________	

Variable Universal Life (VUL) Suitability

2. Has it been explained to you that the values and benefits provided by the coverage are based on the investment experience of a separate account(s) and may increase or decrease depending upon the investment experience? ☐ Yes ☐ No
3. Is the coverage, as applied for, in accordance with the insurance and financial objective you have expressed? ☐ Yes ☐ No

Section J: Existing Coverage – Potential Replacement

If the answer to any question is "Yes," provide full details in the chart below. If not, state "None" in the chart below.

1. Will any existing life insurance or annuity contract held by the owner(s) of the proposed policy be replaced, changed, or used to pay for the insurance applied for in this enrollment form? ☐ Yes ☐ No
2. Does the proposed insured(s) have any existing life insurance? ☐ Yes ☐ No
3. Will a policy loan be carried over via an IRC 1035 Tax-Free Exchange? If "Yes," Loan Amount $ ____________ ☐ Yes ☐ No

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Section J: Existing Coverage – Potential Replacement (Continued)

Remarks - Existing Coverage – Potential Replacement

(If additional space is needed, attach a separate page, signed and dated, to the enrollment form.)

Company Name	Owner(s) Name(s)	Insured(s) Name(s)	Policy Type	Business/ Personal	Policy #	Amount	Year Issued	Replacing? Y/N	1035? Y/N

Section K: Pending Insurance

The following questions must be answered by the Proposed Insured. (If the answer to any question is "Yes," provide full details in the "Remarks" section below.)	Proposed Insured #1	Proposed Insured #2
1. Do you have any other pending life insurance applications with another life insurance company? If "Yes," state companies and amounts in the "Remarks" section below.	☐ Yes ☐ No	☐ Yes ☐ No
2. For each Proposed Insured, state the ultimate amount of life insurance coverage that will be in place on each life (excluding group life or corporate owned life insurance) with the issue of this certificate/policy and any other pending application(s) with another company.	$________	$________

3. For each Proposed Insured, provide details below for all insurance in-force and/or pending on either a formal or informal basis, with the Company and any other companies. Include those policies or applications owned personally or by a third party, including but not restricted to individual(s), business, charity, life settlement or viatical company.

   If none, Individual or First Insured initial here, ____________ Second Insured initial here. ____________

Remarks – Pending Coverage (If additional space is needed, attach a separate page, signed and dated, to the enrollment form.)

Proposed Insured(s)	Insurance Company	Policy #	Total Face Amount	Product	Date of Application
☐ #1 ☐ #2					
☐ #1 ☐ #2					
☐ #1 ☐ #2					

(If additional space is needed, attach a separate page, signed and dated, to the enrollment form.)

Section L: Viatical Settlements

The following questions must be answered by the Owner(s). (If the answer to any question is "Yes," provide full details in the "Remarks" section below.)	Proposed Insured #1	Proposed Insured #2
1. Do you, the Owner(s), intend to use or transfer the policy for any type of pre-death financial settlement, such as viatical settlement, senior settlement, life settlement, or for any other secondary market?	☐ Yes ☐ No	☐ Yes ☐ No
2. Have you, the Owner(s), in the past 5 years sold a policy to a life settlement, viatical or other secondary market?	☐ Yes ☐ No	☐ Yes ☐ No

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Section L: Viatical Settlements (Continued)

Remarks - Viatical Settlements

Insurance Company and Name of Insured(s)/Owner(s)	Policy #	Total Face Amount	Product	Date of Sale

(If additional space is needed, attach a separate page, signed and dated, to the enrollment form.)

Note: All information provided in this enrollment form must be accurate as of the date of enrollment form for insurance. Missing or incorrect information, particularly as it relates to the completion of Sections J, K and L, can result in processing delays and/or rescission of the policy.

Section M: Preliminary Underwriting Information

NON-MEDICAL

The following questions must be answered by the Proposed Insured(s). (If the answer to any question is "Yes," provide full details in the "Remarks" section.)	Proposed Insured #1	Proposed Insured #2
1. In the last 5 years, have you been convicted of two or more moving violations, or driving under the influence of alcohol or drugs, or had a driver license suspended or revoked? If "Yes," provide full details including dates, types of violations, and reason for suspension or revocation.	☐ Yes ☐ No	☐ Yes ☐ No
2. Do you have any plans to travel or reside outside the United States within the next 12 months? If "Yes," please provide destination, purpose and duration of travel.	☐ Yes ☐ No	☐ Yes ☐ No
3. In the past 5 years, have you flown as a pilot, student pilot, or crew member other than for a scheduled commercial airline, or within the next 2 years do you intend to fly as a pilot, student pilot, or crew member other than for a scheduled commercial airline?	☐ Yes ☐ No	☐ Yes ☐ No
4. In the last 5 years, have you operated or had any duties aboard a glider, hot air balloon, ultra light or similar device; or within the next 2 years do you plan to operate or have any duties?	☐ Yes ☐ No	☐ Yes ☐ No
5. In the last 5 years, have you engaged in or within the next 2 years do you expect to engage in, any hazardous activities or sports such as but not limited to: cave exploration, mountain, rock or ice climbing, motor vehicle, motorcycle, snowmobile or boat racing, SCUBA or sky diving?	☐ Yes ☐ No	☐ Yes ☐ No
6. In the last 5 years, have you smoked a cigarette, cigar or pipe, or used tobacco, nicotine, or nicotine-based products in any other form? If "Yes," provide the form of nicotine-based product, quantity, and month/year last used.	☐ Yes ☐ No	☐ Yes ☐ No
7. Have you ever been convicted of a felony or misdemeanor, other than a minor traffic violation? If "Yes," include details of conviction and sentencing.	☐ Yes ☐ No	☐ Yes ☐ No
8. Have you ever had an application for life, health, disability or long-term care insurance declined, postponed, charged an extra premium, or otherwise modified? If "Yes," include the name of company with details.	☐ Yes ☐ No	☐ Yes ☐ No
9. Have you been disabled for any reason within the last 2 years?	☐ Yes ☐ No	☐ Yes ☐ No
10. In the last 5 years, have you filed for bankruptcy?	☐ Yes ☐ No	☐ Yes ☐ No

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Section M: Preliminary Underwriting Information (Continued)

REMARKS If any question is answered yes, please provide detailed information or complete appropriate form(s).

Question No.	Details

(If additional space is needed, attach a separate page, signed and dated, to the enrollment form.)

MEDICAL

The following questions must be answered by the Proposed Insured(s). (If the answer to any question is "Yes," provide full details in the "Remarks" section.)	Proposed Insured #1	Proposed Insured #2
1. In the last 5 years, have you received treatment (inpatient or outpatient), consulted, or been examined by any physician, chiropractor, psychologist or healthcare professional, hospital, clinic, or other healthcare facility?	☐ Yes ☐ No	☐ Yes ☐ No
2. Have you ever tested positive for antibodies to the AIDS (Acquired Immune Deficiency Syndrome) Human T-Cell Lymphtropic Human Immunodeficiency Virus (HIV)?	☐ Yes ☐ No	☐ Yes ☐ No

REMARKS (Please specify to which question number(s) remarks pertain.)

Question No.	Name of Healthcare Professional (include City & State)	Date and Duration of Illness		Provide: Diagnosis, Treatment and Medication(s)
		From	To	

(If additional space is needed, attach a separate page, signed and dated, to the enrollment form.)

Additional Information/Special Requests

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Section N: Signature Section

Declarations

1. No ag ent/registered representative or medical examiner has the authority to make or modify the Company’s guidelines, to decide w hether anyone proposed for insurance is an acceptable risk or to waive any of the Company’s rights or requirements.

2. In connection herewith, it is expressly acknowledged that the insurance, as applied for, is suitable for the insurance needs and financial objectiv es of the undersigned.

Customer Identification Notice

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who makes an enrollment form. This means we will ask you for your name, address, date of birth and other information that will allow us to identify you. We may ask to see your driver license or other identifying documents.

I acknowledge receipt of the Customer Identification Notice. I understand that the identity information being provided by me is required by Federal law to be collected in order to verify my identity and I authorize its use for this purpose.

Enrollment Form Authorization

The proposed insured under this certificate hereby states that:

I understand that the insurance applied for will not take effect unless and until, during the lifetime of the Proposed Insured. TIAA-CREF Life

Insurance Company (TIAA-CREF Life) has both: (1) received the full first premium payment and (2) approved the insurance applied for on the life of the Proposed Insured. TIAA-CREF Life will notify me in writing of the approval date.

I authorize any physician, medical practitioner, psychiatrist, psychologist, hospital, Veterans Administration clinic or other medical or medical-related facility, mental health facility, the Medical Information Bureau (MIB), insurance company, consumer reporting agency, other organization, institution or person that has any records or knowledge of me or my health or mental condition, general character, driving records, and hobbies of a hazardous nature, to give to TIAA-CREF Life, its reinsurers, the MIB, or other persons or organizations performing business or legal services in connection with my enrollment form for insurance, or as may be otherwise lawfully required, or as I may further authorize any such information.

I authorize TIAA-CREF Life or its reinsurers to make a brief report of my personal health information to MIB, Inc. I further authorize a consumer reporting agency to make an investigative report on me if it is requested by TIAA-CREF Life. I understand that I have the right to be interviewed by the consumer reporting agency and to request a copy of the investigative consumer report on me.

I understand the information obtained by use of this Authorization will be used by TIAA-CREF Life to determine my eligibility for insurance. Any information obtained will not be released by TIAA-CREF Life to any persons or organizations in an individually identifiable form EXCEPT to reinsuring companies, or other persons or organizations performing business or legal services in connection with my enrollment form for insurance, or as may be otherwise lawfully required or as I may further authorize.

I authorize all said sources to give such records or knowledge to any agency employed by TIAA-CREF Life to collect and transmit such information. A photographic copy of this Authorization shall be as valid as the original. I agree this Authorization shall be valid for two years from the date shown below, and that upon request I have a right to receive a copy of this Authorization. I also acknowledge receipt of the written notices of my rights under state and Federal Fair Credit Reporting Acts and the MIB.

I understand that I have the right to revoke this authorization in writing, at any time, by sending a written request for revocation to TIAA-CREF Life, Attention: Privacy Official. I understand that a revocation is not effective to the extent that any of My Providers have relied on this authorization or to the extent that TIAA-CREF Life has a legal right to contest a claim under an insurance certificate or to contest the certificate itself. I understand that any information that is disclosed pursuant to this authorization may be redisclosed and no longer covered by federal rules governing privacy and confidentiality of health information.

For Variable Universal Life Insurance Only

With respect to the purchase of variable universal life insurance, by signing this enrollment form, I, the applicant, acknowledge that my registered representative provided me with a copy of the current prospectus for the variable universal life insurance certificate I applied for, as well as current prospectuses for all variable insurance options I have selected on the enrollment form or any supplementary forms.

To the best of my knowledge and belief, all of the answers contained herein are true and complete. These answers, together with those provided in Part II of the Enrollment form and any additional supplements, are my Enrollment form. I understand TIAA-CREF Life will rely upon the information provided herein, and that such statements and answers are given as an inducement to TIAA-CREF Life to consider issuing the insurance applied for. If the applicant applied for and received temporary insurance coverage, the applicant acknowledges that the Temporary Life Insurance Agreement (TIA) terms and conditions are separate and distinct from the terms and conditions of this enrollment form.

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Section N: Signature Section (Continued)

Fraud Warning

Any person who, knowingly and with intent to defraud any insurance company or other person, files an enrollment form for insurance or a statement of claim for insurance benefits containing materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and may be subject to criminal penalties, including confinement in prison, and civil penalties. Such action may entitle the insurance company to deny or void coverage or benefits.

If the Proposed Insured(s) will own this certificate, complete Section A Only.

If a person other than the Proposed Insured #1, or Proposed Insured #2 will own this certificate, complete both Sections A and B. SECTION A

X_________________________________________________________________________________ _________________ Signature of Proposed Insured #1 Date

X_________________________________________________________________________________ _________________ Signature of Proposed Insured #2 Date

SECTION B

X_________________________________________________________________________________ _________________ Signature of Owner, Trustee or Corporate Officer Date

X_________________________________________________________________________________ _________________ Signature of Co-Owner Date

AGENT’S SIGNATURE

X_________________________________________________________________________________ _________________ Signature of Agent Date

Signed by Owner(s) at ________________________________________________________________ _________________ City State

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FOR OFFICIAL USE ONLY – AGENT CERTIFICATION AND SIGNATURE

1. I hereb y certify that I have reviewed with the Owner, Co-Owner(s) and each Proposed Insured: (1) the answers to the replacement questions, and (2) all of the information in the enrollment form.

2. I fur ther certify that to the best of my knowledge and belief, the Owner or Co-Owner(s) DOES DOES NOT Have existing life insurance policies or annuity contracts.

DOES DOES NOT Intend to replace coverage under an existing life insurance policy or annuity contract.

FOR REPLACEMENT TRANSACTIONS ONLY

3.	Is the replacement exempt? Yes No

4. Who recommended the replacement? AGENT OWNER CO-OWNER

5.	Pro vide the reason for replacement.

Agent’s Name__________________________________________ Agent’s NPN #___________________________________ Please Print

Agent’s Signature________________________________________ Date__________________________________________ Signature

HOME OFFICE USE ONLY

AG RF1 RF2 RF3

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